EXHIBIT 5
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Linda L. Foss Law Department Assistant General Counsel and Corporate Secretary	Ashland Inc. 50 E. RiverCenter Blvd., P.O. Box 391 Covington, KY 41012-0391 Tel: 859 815-3483, Fax: 859 815-3823 llfoss@ashland.com

November 14, 2008

Ashland Inc.
50 E. RiverCenter Blvd.
Covington, KY 41012

Gentlemen:

As Assistant General Counsel and Corporate Secretary of Ashland Inc. (“Ashland”), a Kentucky corporation, I have examined and am familiar with such documents, corporate records and other instruments as I have deemed necessary for the purposes of this opinion, including (i) the following plans (the “Plans”):  the Hercules Incorporated Amended and Restated Long Term Incentive Compensation Plan, as amended; the Hercules Incorporated Omnibus Equity Compensation Plan for Non-Employee Directors; and the Hercules Incorporated 1993 Non-Employee Director Stock Accumulation Deferred Compensation Plan, as amended (the “Option Plans”); and the Hercules Incorporated Savings and Investment Plan, as amended (the “Savings Plan”); (ii) the corporate proceedings of Ashland taken in connection with each of the Plans and the registration statements on Form S-8 (each, a “Registration Statement”) to be filed by Ashland with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended, of the following shares of Ashland common stock, par value $0.01 per share (the “Common Stock”):  (a) 1,000,000 shares of Common Stock under the Option Plans and (b) 1,000,000  shares of Common Stock under the Savings Plan.

Based upon the foregoing, I am of the opinion that when certificates for such shares of Common Stock have been duly executed, countersigned by a Transfer Agent, registered by a Registrar of Ashland and paid for in accordance with applicable law and the terms of each applicable Plan and delivered in accordance with the terms of each applicable Plan, such shares of the Common Stock will, upon issuance and sale thereof, be duly authorized, validly issued, fully paid and nonassessable.

I hereby consent to the use of my opinion for filing as an exhibit to each Registration Statement.

Very truly yours,

/s/ Linda L. Foss
Linda L. Foss